EXHIBIT 24.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2014, relating to the consolidated financial statements of Jagged Peak, Inc., which appears in the Annual Report on Form 10-K for the year ended December 27, 2013.

/s/ Gregory, Sharer & Stuart, P.A.

Gregory, Sharer & Stuart, P.A.

April 29, 2014

St. Petersburg, Florida